UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement.

☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐ Definitive Proxy Statement.

☒ Definitive Additional Materials.

☐ Soliciting Material Pursuant to §240.14a-12.

SEASONS SERIES TRUST

SUNAMERICA SERIES TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FUND
FACT SHEET FOR:
VENERABLE FUNDS

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	SEPTEMBER 4, 2026	TO BE HELD VIA LIVE WEBSTREAM See page 5
Mail Date	ON OR ABOUT SEPTEMBER 21, 2026
Meeting Date	NOVEMBER 24, 2026 @ 11:00 AM (EASTERN TIME)
ADDITIONAL INFORMATION		CONTACT INFORMATION
Classes	1, 2, 3	Inbound Line	1-800-859-8511
CUSIPs	NOT AVAILABLE	Website	www.venerable.com

What are Shareholders being asked to vote on?

1.

To elect ten Trustees to the Board of Trustees of each of Seasons Series Trust and SunAmerica Series Trust (with respect to each Trust, to be voted on by all shareholders of the Portfolios of the Trust, voting together);

BOARD OF TRUSTEES RECOMMENDATION – “FOR”

2.

Approve the change of the sub-classification from diversified to non-diversified of each of the SA AB Growth Portfolio, SA Franklin Systematic U.S. Large Cap Core Portfolio, SA JPMorgan Emerging Markets Portfolio, SA JPMorgan Large Cap Core Portfolio, and SA Wellington Capital Appreciation Portfolio, each a series of SAST. (With respect to each Portfolio, to be voted on by shareholders of the Portfolio, voting separately);

BOARD OF TRUSTEES RECOMMENDATION – “FOR”

• Seasons Series Trust (“SST”)	• SunAmerica Series Trust (“SAST”)
See pages 6-7 for the listing of each Portfolio and the proposal(s) being voted on

Who is Venerable?

Venerable is a privately held company with business operations based in West Chester, Pennsylvania, Des Moines, Iowa and New York, New York. Venerable owns and manages legacy variable annuity business, including variable annuities acquired from other entities … Venerable is a business with well-established, strategic investors, experienced in successfully building and growing insurance businesses with patient, long-term capital.

Venerable Investment Advisers, LLC was established in 2023 and SunAmerica Asset Management, LLC was acquired in 2026. Both entities have overall responsibility for the management of mutual funds underlying the variable annuity businesses of Venerable Insurance and Annuity Company and Corebridge, respectively.

[Source: businesswire.com Press Release dated July 21, 2026, “Venerable and Guardian Reach Agreement to Transition Assets to Venerable’s Investment Advisory Platform.”]

For Internal Distribution Only	Page 1

What type of investment are the Portfolios?

As an owner of a Variable Contract who indirectly invests in one or more of the Portfolios (“Contract Owner”), you are being asked to provide voting instructions on each applicable proposal.

You were sent the Proxy Statement because you are an owner of a variable annuity contract or variable life insurance policy issued by American General Life Insurance Company, The United States Life Insurance Company in the City of New York, The Variable Annuity Life Insurance Company or Nassau Life Insurance Company.

You are indirectly invested in one or more of the investment portfolios of Seasons Series Trust (“SST”) or SunAmerica Series Trust (“SAST”). Contract Owners have a beneficial interest in a Portfolio, but do not invest directly in or hold shares of the Portfolio. The Life Companies, as the shareholders of a Portfolio, have voting rights with respect to the Portfolio shares, but pass through those voting rights to Contract Owners.

Accordingly, as a Contract Owner, you have the right to instruct your Life Company how to vote Portfolio shares attributable to your Variable Contract, if your voting instructions are properly submitted and received prior to the joint special meeting of shareholders of each Portfolio to be held on November 24, 2026.

PROPOSAL 1: Election of Trustees;

What are shareholders being asked to approve?

Shareholders are being asked to elect ten (10) Trustees to the Board of Trustees of each Trust effective January 1, 2027.

Proposal 1 is asking shareholders of the Trusts to elect the nominees as Trustees so that all members of the Boards will have been elected by the Trusts’ shareholders. If all Trustee nominees are elected for each Trust, each Board will be comprised of the same ten (10) Trustees, eight (8) of whom will be Independent Trustees, effective January 1, 2027.

NAME OF NOMINEE	TRUSTEE SINCE	YEAR OF BIRTH	NAME OF NOMINEE	TRUSTEE SINCE	YEAR OF BIRTH
1A. Sherilyn Anderson	Nominee	1959	1F. Christianne F. Kerns	2023	1958
1B. Julian Sluyters	Nominee	1960	1G. Charles H. Self III	2021	1957
1C. Jane Mancini	Nominee	1959	1H. Martha B. Willis	2023	1960
1D. Bonnie Wongtrakcool	Nominee	1974	1I. John T. Genoy	2021	1968
1E. Tracey C. Doi	2021	1961	1J. Michal Levy	2026	1979

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” EACH NOMINEE IN PROPOSAL 1

PROPOSAL 2: Approve the change of the sub-classification from diversified to non-diversified of each of the SA AB Growth Portfolio, SA Franklin Systematic U.S. Large Cap Core Portfolio, SA JPMorgan Emerging Markets Portfolio, SA JPMorgan Large Cap Core Portfolio, and SA Wellington Capital Appreciation Portfolio, each a series of SAST. (With respect to each Portfolio, to be voted on by shareholders of the Portfolio, voting separately);

What are shareholders being asked to approve?

Shareholders are being asked to approve the change of the sub-classification from diversified to non-diversified for certain of the Portfolios of SunAmerica Series Trust (“SAST”).

For Internal Distribution Only	Page 2

What is the difference between a diversified fund and a non-diversified fund?

Section 5(b)(1) of the Investment Company Act of 1940 Act, as amended (the “1940 Act”) defines the sub-classifications funds operate under as either “diversified” or “non-diversified.”

DIVERSIFIED

As a diversified fund, each Portfolio is generally limited as to the amount it may invest in any single issuer.

Currently, each Portfolio is classified as a “diversified” fund and is limited as to the amount it may invest in any single issuer. Under the 1940 Act, a diversified fund may not, with respect to 75% of the value of its total assets, invest in securities of any one issuer if, as a result of such investment (i) more than 5% of the value of the fund’s total assets would be invested in securities of such issuer, or (ii) the fund would hold more than 10% of the outstanding voting securities of such issuer.

These percentage limitations do not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or to securities issued by other investment companies. With respect to the remaining 25% of the value of its total assets, a diversified fund may invest more than 5% of the value of its total assets in the securities of one issuer.

NON-DIVERSIFIED

In contrast, a non-diversified fund is not subject to the limits applicable to a diversified fund and may invest a greater percentage of its assets in a single issuer or a fewer number of issuers.

Why are shareholders being asked to approve the change from “diversified” to “non-diversified”?

The change to non-diversified status would allow each Portfolio to hold positions over 5% in single issuers that, in the aggregate, exceed 25% of the Portfolio’s assets.

SunAmerica Asset Management, LLC serves as the investment adviser for each Portfolio. SunAmerica believes that this increased investment flexibility may provide opportunities to enhance each Portfolio’s performance and would allow each Portfolio to acquire and hold larger positions in the securities of a single issuer only if and when it believes doing so justifies the risks involved.

SunAmerica further believes this flexibility would allow it to better align each Portfolio’s portfolio with SunAmerica’s or the applicable sub-adviser’s philosophy and portfolio construction process with respect to the Portfolio’s particular investment strategy.

How would the non-diversified classification better align each Portfolio with its investment strategy?

Each of the Portfolios has seen the principal market(s) in which they invest become more concentrated over time, as reflected in their benchmark indices. Although each Portfolio is actively managed, a Portfolio’s benchmark index seeks to reflect the market performance of the types of securities in which the Portfolio primarily invests, and each Portfolio invests significantly in benchmark securities.

•

Over the past several months, certain stocks contained in each Portfolio’s benchmark have experienced increases in their market capitalizations. A Portfolio’s benchmark index is not limited by the 1940 Act diversification requirement.

•	As a result, the benchmark indices have become more concentrated at the individual stock level, reflecting the applicable market’s concentration.

•	This level of concentration coupled with the limitations placed on a diversified fund can, at times, constrain a Portfolio’s ability to fully achieve target exposures to individual securities.

For Internal Distribution Only	Page 3

•

The current diversified status of each Portfolio limits its ability to invest above 5% in certain issuers and could require a Portfolio to be underweight at least some of the top holdings in its benchmark, even if the Portfolio management team finds them to be attractive investment opportunities.

•

This limitation can ultimately inhibit the opportunity for a Portfolio to implement its principal investment strategy and can hinder its ability to outperform its benchmark or non-diversified funds with similar strategies.

If approved, will the change in classification expose each Portfolio to additional risk?

Because a non-diversified fund may invest a larger portion of its assets than a diversified fund in a single company or several companies, the Portfolio’s risk may be increased because the performance of a single holding or several holdings can have a significant impact on the Portfolio’s performance.

How would approval of the proposal impact the day-to-day management of each Portfolio?

While approval of the Proposal would provide SunAmerica with greater long-term flexibility in executing each Portfolio’s investment strategy by allowing increased exposures to certain holdings, it is not otherwise expected to affect the way the Portfolio is currently managed. The investment objective and investment strategies for the Portfolios would not change due to approval of the Proposal.

If approved, when would the change become effective?

If shareholders approve the Proposal, it is expected that the change would be effective as soon as reasonably practicable after the Special Meeting.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 2

Who will pay the costs associated with the Special Meeting?

The tabulation and solicitation expenses and other expenses in connection with the proposals will be borne equally by the Portfolios.

VOTING METHODS

PHONE:

To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

For Internal Distribution Only	Page 4

INFORMATION ABOUT ATTENDING THE SPECIAL MEETING

How do shareholders attend the Special Meeting?

The Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting in person, but you will be able to view the Special Meeting live and cast your vote(s) or provide voting instructions by accessing an event link.

To register to attend the virtual meeting, please send an email to the proxy solicitor, EQ Fund Solutions, at attendameeting@equiniti.com. Please include “Venerable Funds” in the subject line and provide your control number located on your proxy card/voting instruction card, your full name, and your email address. Requests for registration must be received no later than 12:00 p.m. Eastern Time, on Monday November 23, 2026.

Upon completion of the registration process, you will receive a confirmation of your registration via email. On the day of the Special Meeting, you will receive an email with your unique Special Meeting attendance link. Further instructions to access the Special Meeting and to vote your shares, if you have not already done so, will be included in the email. You may vote during the Special Meeting.

Proxy Materials Are Available Online At:

https://vote.proxyonline.com/venerable/docs/proxy2026.pdf

EQ Fund Solutions is identified in the Proxy Statement as the proxy solicitor for the Portfolios.

For Internal Distribution Only	Page 5

Portfolio	Proposal 1 – To Elect Trustees	Proposal 2 – To Approve A Change In Certain Portfolio’s Diversification Sub- Classification
SAST – SA AB Growth Portfolio	X	X
SAST – SA AB Small & Mid Cap Value Portfolio	X
SAST – SA American Funds® Asset Allocation Portfolio*	X
SAST – SA American Funds® Global Growth Portfolio*	X
SAST – SA American Funds® Growth Portfolio*	X
SAST – SA American Funds® Growth-Income Portfolio*	X
SAST – SA American Funds® VCP Managed Allocation Portfolio*	X
SAST – SA BlackRock Advantage International Portfolio	X
SAST – SA BlackRock Multi-Factor 70/30 Portfolio	X
SAST – SA Emerging Markets Equity Index Portfolio	X
SAST – SA Federated Hermes Corporate Bond Portfolio	X
SAST – SA Fidelity Institutional AM® Global Equities Portfolio	X
SAST – SA Fidelity Institutional AM® International Growth Portfolio	X
SAST – SA Fidelity Institutional AM® Real Estate Portfolio	X
SAST – SA Fixed Income Index Portfolio	X
SAST – SA Fixed Income Intermediate Index Portfolio	X
SAST – SA Franklin BW U.S. Large Cap Value Portfolio	X
SAST – SA Franklin Small Company Value Portfolio	X
SAST – SA Franklin Systematic U.S. Large Cap Core Portfolio	X	X
SAST – SA Franklin Systematic U.S. Large Cap Value Portfolio	X
SAST – SA Franklin Tactical Opportunities Portfolio	X
SAST – SA Global Index Allocation 60/40 Portfolio	X
SAST – SA Global Index Allocation 75/25 Portfolio	X
SAST – SA Global Index Allocation 75/25 Portfolio	X
SAST – SA Global Index Allocation 90/10 Portfolio	X
SAST – SA Goldman Sachs Government and Quality Bond Portfolio**	X
SAST – SA Goldman Sachs Multi-Asset Insights Portfolio	X
SAST – SA Index Allocation 60/40 Portfolio	X
SAST – SA Index Allocation 80/20 Portfolio	X
SAST – SA Index Allocation 90/10 Portfolio	X
SAST – SA International Index Portfolio	X
SAST – SA Invesco Growth Opportunities Portfolio	X
SAST – SA Janus Focused Growth Portfolio	X
SAST – SA JPMorgan Diversified Balanced Portfolio	X
SAST – SA JPMorgan Emerging Markets Portfolio	X	X
SAST – SA JPMorgan Equity-Income Portfolio	X
SAST – SA JPMorgan Large Cap Core Portfolio	X	X
SAST – SA JPMorgan MFS Core Bond Portfolio	X
SAST – SA JPMorgan Mid-Cap Growth Portfolio	X
SAST – SA JPMorgan Ultra-Short Bond Portfolio	X
SAST – SA Large Cap Growth Index Portfolio	X
SAST – SA Large Cap Index Portfolio	X
SAST – SA Large Cap Value Index Portfolio	X
SAST – SA MFS Large Cap Growth Portfolio	X

For Internal Distribution Only	Page 6

Portfolio	Proposal 1 – To Elect Trustees	Proposal 2 – To Approve A Change In Certain Portfolio’s Diversification Sub- Classification
SAST – SA MFS Massachusetts Investors Trust Portfolio	X
SAST – SA MFS Total Return Portfolio	X
SAST – SA Mid Cap Index Portfolio	X
SAST – SA PIMCO Global Bond Opportunities Portfolio	X
SAST – SA PIMCO RAE International Value Portfolio	X
SAST – SA PineBridge High-Yield Bond Portfolio	X
SAST – SA Putnam International Value Portfolio	X
SAST – SA Schroders VCP Global Allocation Portfolio	X
SAST – SA Small Cap Index Portfolio	X
SAST – SA T. Rowe Price Allocation Moderately Aggressive Portfolio	X
SAST – SA T. Rowe Price VCP Balanced Portfolio	X
SAST – SA VCP Dynamic Allocation Portfolio	X
SAST – SA VCP Dynamic Strategy Portfolio	X
SAST – SA VCP Index Allocation Portfolio	X
SAST – SA Wellington Capital Appreciation Portfolio**	X	X
SAST – SA Wellington Strategic Multi-Asset Portfolio**	X
SST – SA Allocation Aggressive Portfolio	X
SST – SA Allocation Balanced Portfolio	X
SST – SA Allocation Moderate Portfolio	X
SST – SA Allocation Moderately Aggressive Portfolio	X
SST – SA American Century Inflation Managed Portfolio	X
SST – SA Columbia Focused Value Portfolio	X
SST – SA Franklin Allocation Moderately Aggressive Portfolio	X
SST – SA Multi-Managed Diversified Fixed Income Portfolio	X
SST – SA Multi-Managed International Equity Portfolio	X
SST – SA Multi-Managed Large Cap Growth Portfolio	X
SST – SA Multi-Managed Large Cap Value Portfolio	X
SST – SA Multi-Managed Mid Cap Growth Portfolio	X
SST – SA Multi-Managed Mid Cap Value Portfolio	X
SST – SA Multi-Managed Small Cap Portfolio	X

* SA American Funds® Asset Allocation Portfolio, SA American Funds® Global Growth Portfolio, SA American Funds® Growth Portfolio, SA American Funds® Growth-Income Portfolio, and SA American Funds® VCP Managed Allocation Portfolio are collectively referred to in the Proxy Statement as the “SAST Master Feeder Portfolios.”

** SA Goldman Sachs Government and Quality Bond Portfolio, SA Wellington Capital Appreciation Portfolio, and SA Wellington Strategic Multi-Asset Portfolio are collectively referred to in the Proxy Statement as the “SAST 12/31 Portfolios.”

For Internal Distribution Only	Page 7

Venerable Funds
Level I Call Guide
(CONFIRM RECEIPT OF PROXY MATERIALS)

Good (morning, afternoon, evening). My name is (AGENT’S FULL NAME).

May I please speak with (HOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with Seasons Series Trust or SunAmerica Series Trust. I wanted to confirm that you have received the proxy materials for the Joint Special Meeting of Shareholders scheduled to take place on November 24, 2026.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone.

Your Board of Trustees is recommending a vote “In Favor” of the proposal or proposals.

If “No” or negative response:

I would be happy to review the meeting agenda with you and record your vote by phone. However, your Board of Trustees is recommending a vote “In Favor” of the proposal or proposals.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Holder If Necessary)

If we identify any additional accounts you own with Seasons Series Trust or SunAmerica Series Trust before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of your vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions,

FOR INTERNAL DISTRIBUTION ONLY	Updated 09-29-2026

Venerable Funds
Level I Call Guide
(CONFIRM RECEIPT OF PROXY MATERIALS)

please call the toll-free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 09-29-2026

Venerable Funds

Level 1 Answering Machine Message

Hello.

I am calling regarding your investment with Seasons Series Trust or SunAmerica Series Trust of Venerable Funds.

The Joint Special Meeting of Shareholders is scheduled to take place on November 24, 2026. All shareholders are being asked to consider and vote on an important matter or important matters. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-800-859-8511 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.